UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BRITISH TELECOMMUNICATIONS PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Not applicable

(Translation of Registrant’s name into English)

England and Wales	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

BT Centre

81 Newgate Street

London EC1A 7AJ

England

Tel. No.: 011-44-20-7356-5000

(Address and telephone number of Registrant’s principal executive offices)

BT Americas Inc.

Suite 200

8951 Cypress Waters Blvd

Dallas, TX 75019

United States

FAO: Richard Nohe, Legal Director and General Counsel, Americas

Tel. No.: 1-972-830-8100

(Name, address and telephone number of agent for service)

Please send copies of all communications to:

Doug Smith	Sebastian R. Sperber
Freshfields Bruckhaus Deringer LLP 65 Fleet Street London EC4Y 1HS England Tel. No.: 011-44-20-7936-4000	Cleary Gottlieb Steen & Hamilton LLP 2 London Wall Place London EC2Y 5AU England Tel. No.: 011-44-20-7614-220

Approximate date of commencement of proposed sale to the public: Not applicable

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment fled pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities.  ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 relates to the Automatic Shelf Registration Statement on Form F-3 (File No. 333-225979) (the “Registration Statement”) of British Telecommunications plc (the “Registrant”) pertaining to debt securities, which was filed with the Securities and Exchange Commission and became effective on June 29, 2018.

On August 14, 2019, the Registrant announced its intention to terminate its reporting obligations under sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, in respect of its $675,000,000 4.500% Senior Notes Due 2023, $700,000,000 5.125% Senior Notes Due 2028 and $2,800,000,000 ($2,670,000,000 outstanding) 8.625% (+0.75%) Notes Due 2030 and to remove from registration the debt securities registered on this Registration Statement.

As a result and pursuant to the Registrant’s undertaking in Item 10 of Part II of the Registration Statement, the Registrant hereby terminates the Registration Statement and removes from registration the unsold portion of securities registered hereon.

In December 2018, the Registrant completed the offering of $675,000,000 4.500% Senior Notes Due 2023 and $700,000,000 5.125% Senior Notes Due 2028 pursuant to this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for fling on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on August 14, 2019.

British Telecommunications plc

/s/ Neil Harris

Name:	Neil Harris
Title:	Director

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed the registration statement in the capacity of the duly authorized representative of British Telecommunications plc in the United States.

/s/ Richard Nohe

Name:	Richard Nohe
Title:	Legal Director and General Counsel, Americas

Note: No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.